Exhibit 99.3

BANZAI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 2, 2026 (“Closing Date”), Banzai International, Inc. ("Banzai" or the "Company") and Banzai Acquisition Sub, Inc. ("Acquisition Sub"), a wholly-owned subsidiary of Banzai, entered into an Asset Purchase Agreement (the "APA") with ConnectAndSell, Inc. ("C&S"), pursuant to which Acquisition Sub agreed to acquire substantially all of the assets and assume certain specified liabilities of C&S (the "Acquisition").

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Banzai and C&S and is intended to provide you with information about how the Acquisition might have affected Banzai’s historical financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Banzai and C&S as of March 31, 2026 on a pro forma basis as if the Acquisition had occurred as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the three months ended March 31, 2026, combines the historical statements of operations of Banzai and C&S for such periods on a pro forma basis as if the Acquisition and Transaction Financing (see Note B) had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

The following unaudited pro forma condensed combined financial information gives effect to the following:

▪
Identification and reclassification of certain C&S historical financial information to conform to Banzai’s presentation of similar revenues and expenses on the statements of operations, including reclassification of C&S’s engineering, research and development expense and sales and marketing expense into general and administrative expense, and separate presentation of depreciation and amortization expense consistent with Banzai’s presentation (see Note 2);

▪
The Acquisition, which is expected to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed of C&S based on their estimated fair value. The allocation of the estimated purchase price to assets acquired and liabilities assumed is preliminary and based on the historical book values recorded on C&S’ balance sheet and information as of the date of this Current Report on Form 8-K. No fair value adjustments have been made to the acquired assets because the valuation of such assets and the purchase price allocation is pending completion. As such, other adjustments, including expense associated with the allocation of the purchase price to the acquired assets (i.e., amortization expense), have not been made. The final purchase price allocation will be reflected in subsequent periodic reports filed with the SEC;

▪
Estimates of the related income tax effects of the pro forma adjustments.

Accordingly, the actual adjustments may differ materially from those reflected in the unaudited pro forma condensed combined financial information and, upon completion of acquisition accounting, the purchase price will be finalized and the values assigned to assets and liabilities may change significantly from those reflected herein.

The pro forma financial information has been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information, as amended, and are not necessarily indicative of the financial position or results of operations that would have been realized if the aforementioned transactions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, Banzai’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2025, and its quarterly report on Form 10-Q for the three months ended March 31, 2026. The unaudited pro forma condensed combined financial information was also derived from and should be read together with C&S’s historical financial statements filed as an exhibit to this Current Report on Form 8-K.

Capitalized words not otherwise defined herein, shall have the meaning set forth in the APA.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

(in thousands)

	Banzai (Historical)	ConnectAndSell (Historical)	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$137	$453	$(1,203)	(A) (F)	6,000	(B)	$5,387
Accounts receivable	668	1,143	(1,143)	(F)			668
Prepaid expenses and other current assets	855	174		(F)			1,029
Other receivables	—	39	(39)	(F)			—
Operating lease right-of-use assets, current	—	30	(30)	(F)			—
Total current assets	1,660	1,839	(2,415)		6,000		7,084

Property and equipment, net	—	15		(F)			15
Intangible assets, net	7,737	912		(F)			8,649
Goodwill	21,992	—	18,978	(F)			40,970
Operating lease right-of-use assets	49	—					49
Bifurcated embedded derivative asset – related party	—	—					—
Deferred offering costs	32	—					32
Other assets	4	43	(19)	(F)			28
Total assets	31,474	2,809	16,544		6,000		56,827

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	2,971	953	(953)	(F)			2,971
Accrued expenses and other current liabilities	4,068	991	(957)	(F) (H)			4,102
Convertible notes – related party	5,117	—					5,117
Convertible notes, carried at fair value	1,890	—					1,890
Convertible notes (Yorkville)	571	—					571
Convertible Note – Transaction Financing	-	—			4,000	(B)	4,000
Notes payable, carried at fair value	2,258	—			2,000	(B)	4,258
Private placement warrant liability	1,250	—					1,250
Current portion of long-term debt	—	4,962	(3,162)	(A) (D) (F)			1,800
Deferred Cash Payment liability	—	—	4,750	(A) (B)			4,750
Financial instruments – related party	13	—					13
Earnout liability	500	—	60	(A) (C)			560
Due to related party	—	4,139	(4,139)	(F)			—
Deferred revenue	3,547	6,843		(F) (G)			10,390
Deferred stock liability	—	1,334	(1,334)	(F)			—
Operating lease liabilities, current	30	31	(31)	(F)			30
Total current liabilities	22,215	19,253	(5,766)		6,000		41,702

Deferred revenue, non-current	117	—					117
Deferred tax liability	1,026	—		(I)			1,026
Holdback liability	—	—	1,340	(E)			1,340
Operating lease liabilities, non-current	19	—					19

Total liabilities	23,377	19,253	(4,426)		6,000	44,204

Commitments and contingencies

Stockholders' equity:
Common Stock	—	3	(3)	(F)		—
Preferred Stock	—	—	—			—
Series A and B convertible preferred stock	—	1,288	(1,288)	(F)		—
Additional paid-in capital	117,346	40,366	(35,806)	(A) (F)		121,906
Accumulated other comprehensive (loss) income	(60)	—	—			(60)
Accumulated deficit	(109,189)	(58,101)	58,067	(F) (H)		(109,223)
Stockholders' equity	8,097	(16,444)	20,970		-	12,623
Total liabilities and stockholders' equity	$31,474	$2,809	$16,544		$6,000	$56,827

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2026

(in thousands, except per share data)

	Banzai (Historical)	ConnectAndSell (Historical)	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Reclassification Adjustments	Notes	Pro Forma Combined
Operating income:
Revenue	$2,696	$3,091							$5,787
Cost of revenue	521	376							897
Gross profit	2,175	2,715	—		—		—		4,890

Operating expenses:
General and administrative expenses	7,650	701					2,052	(AA) (BB)	10,403
Engineering, research and development	—	804					(804)	(AA)	—
Sales and marketing	—	1,423					(1,423)	(AA)	—
Depreciation and amortization expense	305	—					175	(BB)	480
Total operating expenses	7,955	2,928	—		—		—		10,883

Operating loss	(5,780)	(213)	—		—		—		(5,993)

Other expenses (income):
Interest income	(3)	—							(3)
Interest expense	9	299							308
Interest expense – related party	194	—							194
Gain on extinguishment of liabilities	—	—							—
Loss on debt issuance	49	—							49
Loss on Private Placement Issuance	1,598	—							1,598
Loss on extinguishment of debt, net	6	—							6
Change in fair value of financial instruments	608	—							608
Change in fair value of financial instruments – related party	22	—							22
Change in fair value of convertible notes	(372)	—							(372)
Loss on Yorkville SEPA advances	28	—							28
Other (income) expense, net	550	(1)							549
Total other expenses, net	2,689	298	—		—		—		2,987
Loss before income taxes	(8,469)	(511)	—		—		—		(8,980)
Income tax expense (benefit)	(52)	7							(45)
Net loss	$(8,417)	$(518)	$—		$—		$—		$(8,935)

Net loss attributable to common shareholders	$(8,417)	$(518)	$—		$—		$—		$(8,935)

Net loss per share attributable to common shareholders
Basic and diluted	$(11.69)	$—	$—		$—		$—		$(3.31)

Weighted average common shares outstanding (in thousands)
Basic and diluted	720	—	—	—	—	2,700

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2025

(in thousands, except per share data)

	Banzai (Historical)	ConnectAndSell (Historical)	Transaction Accounting Adjustments	Notes	Other Transaction Accounting Adjustments	Notes	Reclassification Adjustments	Notes	Pro Forma Combined
Operating income:
Revenue	$12,161	$14,716							$26,877
Cost of revenue	2,189	1,999							4,188
Gross profit	9,972	12,717	—		—		—		22,689

Operating expenses:
General and administrative expenses	27,287	2,798	34	(H)			8,697	(AA) (BB)	38,816
Engineering, research and development		3,123					(3,123)	(AA)	—
Sales and marketing		6,339					(6,339)	(AA)	—
Depreciation and amortization expense	1,150	—					765	(BB)	1,915
Total operating expenses	28,437	12,260	34		—		—		40,731

Operating loss	(18,465)	457	(34)		—		—		(18,042)

Other expenses (income):
Interest income	(3)	—							(3)
Interest expense	1,228	2,472	91	(D)	1,504	(B)			5,295
Interest expense – related party	1,157	—							1,157
Gain on extinguishment of liabilities	(4,489)	—							(4,489)
Gain on release of Vidello revenue holdback	(973)	—							(973)
Loss on debt issuance	444	—							444
Loss on Private Placement Issuance	4,874	—							4,874
Loss on issuance of term notes	111	—							111
Loss on issuance of convertible bridge notes	153	—							153
Loss on extinguishment of debt, net	2,403	1,085							3,488
Change in fair value of financial instruments	—	—							—
Change in fair value of warrant liability	(1,244)	—							(1,244)
Change in fair value of warrant liability – related party	(2)	—							(2)
Change in fair value of bifurcated embedded derivative assets – related party	54	—							54
Change in fair value of convertible notes	(1,987)	—							(1,987)
Change in fair value of term notes	173	—							173
Change in fair value of convertible bridge notes	(46)	—							(46)
Loss on Yorkville SEPA advances	974	—							974
Vidello earnout expense	486	—							486

Failed acquisition costs	1,382	—				1,382
Other (income) expense, net	(727)	5				(722)
Total other expenses, net	3,968	3,562	91	1,504	—	9,125
Loss before income taxes	(22,433)	(3,105)	(125)	(1,504)	—	(27,167)
Income tax expense (benefit)	61	6				67
Net loss	$(22,494)	$(3,111)	$(125)	$(1,504)	$—	$(27,234)

Net loss attributable to common shareholders	$(22,494)	$(3,111)	$(125)	$(1,504)	$—	$(27,234)

Net loss per share attributable to common shareholders
Basic and diluted	$(5.95)	$—	$—	$—	$—	$(4.73)

Weighted average common shares outstanding (in thousands)
Basic and diluted	3,783	—	—	—	—	5,763

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(dollar amounts in thousands, except per share data)

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X. The accompanying pro forma condensed combined financial information is based on the historical consolidated financial statements of Banzai and the historical financial statements of C&S after giving effect to the Acquisition as well as certain reclassifications (see Note 2).

The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Banzai as the acquirer of C&S. Under the acquisition method of accounting, Banzai must record assets acquired and liabilities assumed from C&S at the Closing Date. Because the Closing Date occurred just prior to the filing of these pro forma financial statements, the allocation of the estimated purchase price to assets acquired and liabilities assumed is preliminary and based on the historical book values recorded on C&S’ balance sheet and information as of the date of this Current Report on Form 8-K. No fair value adjustments have been made to the acquired assets because the valuation of such assets and the purchase price allocation is pending completion. As such, other adjustments, including expense associated with the allocation of the purchase price to the acquired assets (i.e., amortization expense), have not been made.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Banzai and C&S as of March 31, 2026 on a pro forma basis as if the Acquisition had occurred as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the three months ended March 31, 2026 combines the historical statements of operations of Banzai and C&S for such periods on a pro forma basis as if the Acquisition and Transaction Financing (see Note B) had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 has been prepared using, and should be read in conjunction with, the following:

▪
Banzai’s unaudited condensed consolidated balance sheet as of March 31, 2026, and the related notes as included in Banzai’s quarterly report on Form 10-Q for the three months ended March 31, 2026; and
▪
C&S’s unaudited balance sheet as of March 31, 2026, and the related notes as filed as an exhibit to this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, and the three months ended March 31, 2026, has been prepared using, and should be read in conjunction with, the following:

▪
Banzai’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes included in Banzai’s annual report on Form 10-K for the fiscal year ended December 31, 2025; and Banzai’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2026, included in Banzai’s quarterly report on Form 10-Q for such period; and
▪
C&S’s audited statements of operations for the year ended December 31, 2025, and the related notes as filed as an exhibit to this Current Report on Form 8-K; and C&S’s unaudited statement of operations for the three months ended March 31, 2026, and the related notes as filed as an exhibit to this Current Report on Form 8-K.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisition.

The pro forma adjustments reflecting the completion of the Acquisition are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company.

Note 2 — Accounting Policies and Reclassifications

As part of preparing the unaudited pro forma condensed combined financial information, Banzai conducted a review of the accounting policies and practices of C&S to determine if differences in accounting policies and practices require reclassification of results of operations to conform to Banzai’s accounting policies and practices.

The following reclassifications were made to C&S’s historical financial statements to conform to Banzai’s financial statement presentation:

Note AA — Engineering, research and development expense, and sales and marketing expense, previously presented by C&S as separate line items within operating expenses, have been reclassified to general and administrative expense, consistent with Banzai’s presentation.

Note BB — Depreciation and amortization expense has been reclassified as a separate line item within operating expenses, consistent with Banzai’s presentation.

These reclassifications have no effect on pro forma net loss or total pro forma stockholders’ equity (deficit).

Note 3 — Transaction Accounting Adjustments

The following describes each transaction accounting adjustment to the unaudited pro forma condensed combined balance sheet and statements of operations.

Note A — Purchase Consideration

The aggregate purchase consideration for the Acquisition is estimated at $13,260, comprised of the following:

Component	Amount
Cash consideration (see Note B)	$5,500
Shares of Banzai Class A Common Stock and/or Pre-Funded Warrants	5,900
Of which: Holdback Shares withheld at Closing (see Note E)	(1,340)
Employee Indebtedness Promissory Note (see Note D)	1,800
Contingent consideration (earn-out) (see Note C)	60
Total estimated consideration	$13,260

Pursuant to the APA, $5,500 of the aggregate consideration is payable in cash, consisting of: (i) $750 payable at Closing; (ii) $1,500 as the First Deferred Cash Payment; and (iii) $3,250 as the Second Deferred Cash Payment. The First Deferred Cash Payment is due and payable as soon as the Company has available cash and in any event within thirty (30) days of the Closing Date. The Second Deferred Cash Payment is due and payable within three (3) business days following the earlier of (i) the date the SEC declares effective the registration statement covering the securities issued in the Private Placement and (ii) December 31, 2026. If the Second Deferred Cash Payment becomes due and payable after September 30, 2026, the amount payable will be increased by simple interest at 8% per annum from September 30, 2026 until paid. No pro forma adjustment has been recorded for such contingent interest, as the obligation to pay interest would not arise until after the pro forma balance sheet date.

The total number of shares of Common Stock and Pre-Funded Warrants issued in connection with the Acquisition was 1,980,092, which was determined by dividing the $5,900 stock consideration by the Closing VWAP of $2.97966, defined in the APA as the 5-day volume-weighted average price of Banzai’s Class A Common Stock ending on the trading day immediately preceding the Agreement Date.

The 1,980,092 total shares and Pre-Funded Warrants was comprised of 294,917 shares of Common Stock and 1,685,175 Pre-Funded Warrants. The number of shares of Common Stock issued was determined to be the number of shares that would cause the holder to own not more than 9.99% of the shares of Banzai Common Stock outstanding immediately following Closing. Pre-Funded Warrants were issued in lieu of shares of Common Stock for the remainder of the $5,900 stock consideration (i.e., to the extent that issuance of shares would have caused the holder to exceed owning 9.99% of the shares of Banzai Common Stock outstanding immediately following Closing).

In addition, the APA provides that the aggregate number of shares issued to C&S may not exceed 19.99% of the total number of shares of Banzai Class A Common Stock and Class B Common Stock outstanding immediately prior to Closing (the "Nasdaq Issuance Cap"). Shares underlying Pre-Funded Warrants are exercisable upon stockholder approval of the issuance; such approval is required to be obtained within 120 days of Closing. If stockholder approval is not obtained within 120 days of closing, the Company is required, within 30 days thereafter, to pay in cash an amount equal to the Closing Non-Cash Consideration (i.e., the equity and warrant component of the Closing Consideration, excluding the Employee Indebtedness Note). Upon receipt of such cash payment, the Pre-Funded Warrants corresponding to the Shares for which such payment was made (being the warrants covering Shares that would have exceeded the Nasdaq Issuance Cap of 19.99%) shall be surrendered by Seller for cancellation. For the avoidance of doubt, Seller retains all Shares issued at closing and any Pre-Funded Warrants exercisable for Shares that do not exceed the 19.99% threshold.

The APA also provides that if the VWAP of the Shares over the five trading days immediately preceding the earlier of (i) the 120th day following the Closing Date and (ii) the Effective Date (i.e., the effective date of the Form S-3 registration statement covering the resale of shares issuable pursuant to the APA) (such earlier date, the “Measurement Date”) is less than the Closing VWAP, Banzai will issue to Seller an additional number of shares equal to the difference between (x) the number of Shares that would have been issued at closing using the Measurement Date VWAP and (y) the 1,980,092 Shares of Common Stock and Pre-Funded Warrants issued at closing subject to a floor of 85% of the Closing VWAP (i.e. $2.532711). If the Measurement Date VWAP equals the floor price, the maximum number of additional shares issuable under this provision would be approximately 349 thousand shares, representing approximately $1,041 of additional stock consideration at the Closing VWAP, illustrated as follows:

Sensitivity analysis for hypothetical additional shares issuable at the Measurement Date
Measurement Date VWAP	% of Closing VWAP	Total Shares at Measurement VWAP	Less: Shares Issued at Closing	Additional Shares	Additional Value at Closing VWAP
$2.97966	100%	1,980,092	(1,980,092)	—	$—
$2.83068	95%	2,084,305	(1,980,092)	104,213	$311
$2.68170	90%	2,200,099	(1,980,092)	220,007	$656
$2.53271	85% (floor)	2,329,517	(1,980,092)	349,425	$1,041

The Holdback Shares, representing $1,340 of the stock consideration, are withheld by Banzai for 12 months as security for indemnification obligations under the APA. The number of Holdback Shares is fixed at closing based on the Closing VWAP. The Holdback Shares are presented as a non-current liability of $1,340 on the unaudited pro forma condensed combined balance sheet; see Note E below.

Note B — Transaction Financing

On July 1, 2026, the Company entered into a subordinated business loan and security agreement with Agile Lending, LLC ("Agile") and Agile Capital Funding, LLC as the collateral agent ("Agile Funding") and issued a subordinated secured promissory note (the "Agile Note") for an aggregate principal amount of $2,100 and received net proceeds of $2,000, after administrative agent fees of $100 paid to Agile Funding, with a maturity date of February 4, 2027. The Agile Note bears interest at a rate of 44%. The Agile Note is classified as a current liability on the unaudited pro forma condensed combined balance sheet. Consistent with the Company's existing Agile Notes, the Agile Note is expected to be measured at fair value under the fair value option.

The proceeds of the Agile Note are being used to fund the $750 cash consideration payable at Closing, to provide post-Acquisition working capital, and potentially to partially fund the First and/or Second Deferred Cash Payments.

In order to provide additional financing in connection with the Acquisition (“Transaction Financing”), the Company is expected to issue a convertible promissory note (the “Financing Note”) with a principal amount of $4,000. The Financing Note had not yet closed as of the filing date of this unaudited pro forma condensed combined financial information included in this Current Report on Form 8-K. For purposes of the pro forma interest expense adjustment, the Company estimates the Financing Note to have a 1 year term and an interest rate of 12% per annum. The proceeds of the Private Placement are expected to be used to partially fund the First and/or Second Deferred Cash Payments.

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet reflect:

(i)
a $2,000 increase to cash representing the net proceeds of the Agile Note;
(ii)
a $4,000 increase to cash representing the net proceeds of the Financing Note;

(ii)
a $2,000 increase to current liabilities representing the Agile Note at its initial fair value, equal to net cash proceeds;
(iii)
a $4,000 increase to current liabilities representing the Financing Note at its initial fair value;
(iv)
a $453 decrease to cash representing C&S' cash and cash equivalents excluded from Purchased Assets pursuant to the APA;
(v)
a $750 decrease to cash representing the cash consideration paid at Closing;
(vi)
a $1,500 increase to current liabilities representing the First Deferred Cash Payment; and
(vii)
a $3,250 increase to current liabilities representing the Second Deferred Cash Payment.

The pro forma adjustments to the unaudited pro forma condensed combined statements of operations reflect, for the year ended December 31, 2025 only: (i) contractual financing charges of $924 and amortization of administrative agent fees of $100 related to the Agile Note, totaling $1,024; and (ii) interest expense of $480 related to the Financing Note, calculated at 12% per annum on the $4,000 principal for the one year term, for a combined pro forma adjustment of $1,504, as an estimation of the cost of the financing as if the Agile Note and the Financing Note had been outstanding from January 1, 2025, the beginning of the earliest period presented. No adjustment has been recorded for the three months ended March 31, 2026, since the full term of the Agile Note and the Financing Note would have elapsed prior to January 1, 2026 under this assumption.

Note C — Contingent Consideration (Earn-Out)

The APA provides for contingent earn-out payments (the “Earn-Out Consideration”) payable during the twelve-month period following the Closing Date (the “Earn-Out Period”), contingent upon C&S achieving specified monthly recurring revenue (“MRR”) targets. The Base Earn-Out of $2,000 is payable if Year 1 MRR is at least 95% of Closing MRR, and is payable in cash or, at the Company's option, in shares of Common Stock and/or Pre-Funded Warrants. An additional Performance Earn-Out is payable if Year 1 MRR exceeds Closing MRR, equal to (i) 3x the amount of such excess if the excess is $333,333 or less, or (ii) 6x the amount of such excess if the excess is greater than $333,333; the Performance Earn-Out Consideration is payable solely in shares of Common Stock and/or Pre-Funded Warrants.

Under ASC 805, contingent consideration is measured at fair value at the Closing Date and included in the total consideration transferred. Based on management’s probability assessment of the achievement of the MRR targets, the fair value of the Earn-Out Consideration has been estimated at $60. This estimate is subject to significant judgment and uncertainty; the actual fair value may differ materially. Changes in the fair value of the earn-out liability after the Closing Date will be recognized in earnings in subsequent periods and are not reflected in the unaudited pro forma condensed combined statement of operations.

Note D — Employee Indebtedness Note

Pursuant to the APA, the Company issued to C&S an Employee Indebtedness Note in the principal amount of $1,800, bearing interest at 8% per annum, payable in four equal quarterly installments. The Employee Indebtedness Note is classified as a current liability on the unaudited pro forma condensed combined balance sheet.

The pro forma adjustments reflect: (i) $1,800 as a new liability representing the Employee Indebtedness Note; and (ii) additional interest expense of $91 for the year ended December 31, 2025, calculated at 8% per annum as if the Employee Indebtedness Note had been outstanding from January 1, 2025, the beginning of the earliest period presented.

Note E — Holdback Shares

Pursuant to Section 3.4 of the APA, shares representing $1,340 of the $5,900 stock consideration (the “Holdback Shares”) are withheld by Banzai at the Closing for a period of twelve (12) months as security for C&S’s indemnification obligations under the APA. The Holdback Shares constitute the sole recourse for general indemnification claims under Section 9.2(a) of the APA (subject to a deductible equal to 1% of the Purchase Price and a per-item threshold of $35,000). At the end of the holdback period, unencumbered Holdback Shares are delivered to C&S. Holdback Shares applied to indemnification claims are valued at the greater of the Closing VWAP and the 5-day VWAP immediately preceding the date on which the applicable claim is finally resolved.

Because the Holdback Shares are not delivered to C&S at Closing, the Company has recognized the holdback obligation as a non-current liability of $1,340 on the unaudited pro forma condensed combined balance sheet, with the remaining $4,560 of stock consideration recorded as additional paid-in capital. The total consideration transferred is unchanged at $13,260. The Holdback Shares are treated as legally issued and outstanding for purposes of the pro forma loss per share calculation (Note I).

Note F — Preliminary Purchase Price Allocation

The Acquisition is expected to be accounted for as a business combination under ASC 805. The following table presents the preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed:

Assets acquired
Prepaid expenses and other current assets	$174
Property and equipment, net	15
Intangible assets	912
Other assets	24
Total assets acquired	1,125
Liabilities assumed:
Deferred revenue	(6,843)
Net assets (liabilities) acquired	(5,718)
Total estimated consideration	13,260
Goodwill	$18,978

The allocation of the estimated purchase price to assets acquired and liabilities assumed is preliminary and based on the historical book values recorded on C&S’ balance sheet and information as of the date of this Current Report on Form 8-K. No fair value adjustments have been made to the acquired assets because the valuation of such assets and the purchase price allocation is pending completion. As such, other adjustments, including expense associated with the allocation of the purchase price to the acquired assets (i.e., amortization expense), have not been made. The preliminary purchase price allocation is subject to change as additional information becomes available and as additional analyses are performed. The final purchase price allocation is expected to be completed no later than one year from the Closing Date and will be reflected in subsequent periodic reports filed with the SEC. The final purchase price allocation may differ materially from the amounts reflected herein.

The excess of total consideration over the net identifiable liabilities assumed has been allocated to goodwill. The goodwill is attributable to the assembled workforce, expected synergies, and the going-concern value of C&S’s business. All goodwill is expected to be deductible for income tax purposes over 15 years as an asset acquisition under Section 197 of the Internal Revenue Code.

Note G — Deferred Revenue

C&S’s deferred revenue as of the Closing Date ($6,843 in the aggregate) is recognized at its carrying value on the unaudited pro forma condensed combined balance sheet under ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires an acquirer to recognize and measure contract liabilities acquired in a business combination in accordance with ASC 606, rather than at fair value. Accordingly, no fair value adjustment to C&S’s deferred revenue has been reflected in this unaudited pro forma condensed combined financial information. No income statement adjustment is required for the periods presented, as the deferred revenue will be recognized as C&S performs its remaining obligations under the applicable customer contracts.

Note H — Transaction Costs

Transaction costs of $34 representing attorney's fees directly attributable to the Acquisition incurred after March 31, 2026 have been reflected as a pro forma adjustment, increasing general and administrative expense, with a corresponding decrease to retained earnings in the unaudited pro forma condensed combined balance sheet. Per Regulation S-X Article 11, nonrecurring transaction costs are included in the annual period unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 only and excluded from the interim period for the three months ended March 31, 2026. These costs are not expected to have a continuing impact on the combined company.

Transaction costs of approximately $1 and $10 were incurred by Banzai in the year ended December 31, 2025 and three months ended March 31, 2026, respectively, and approximately $84 and $151 was incurred by C&S in the year ended December 31, 2025 and three months ended March 31, 2026, respectively. These amounts are included in the respective historical financial statements and are not reflected as pro forma adjustments. Additional transaction costs of $356 were incurred by C&S after March 31, 2026, which are not reflected as pro forma adjustments.

Note I — Income Taxes

No income tax adjustment has been reflected in the unaudited pro forma condensed combined balance sheet or statement of operations for any period presented. In an asset acquisition accounted for as a business combination under ASC 805, deferred tax liabilities may arise from the difference between the fair values of acquired assets and their respective tax bases. However, the deferred tax consequences of this Acquisition are not determinable pending completion of the preliminary purchase price allocation and the related fair value assessments. Additionally, the Company maintains a full valuation allowance against its net deferred tax assets, and any incremental deferred tax liability arising from this Acquisition is expected to be offset by a corresponding reduction in the valuation allowance with no net income tax effect. Accordingly, no income tax adjustment has been reflected in this unaudited pro forma condensed combined financial information.

Note J — Pro Forma Loss Per Share

The following table presents the computation of pro forma basic and diluted loss per share for each period presented:

	Three months ended March 31, 2026	Year ended December 31, 2025
Numerator:
Pro forma net loss	$(8,935)	$(27,234)

Denominator: (in thousands)
Historical weighted average shares outstanding - basic	720	3,783
Pro forma shares issued in Acquisition (Note A)	1,980	1,980
Pro forma weighted average shares outstanding - basic and diluted	2,700	5,763

Pro forma basic and diluted loss per share	$(3.31)	$(4.73)

Shares issued reflect an assumed Closing VWAP of $2.97966 per share ($5,900 ÷ $2.97966 = 1,980,092 shares).

Per Article 11 of Regulation S-X, shares issued in an acquisition are assumed to have been outstanding from January 1, 2025, the beginning of the earliest period presented. Accordingly, 1,980,092 pro forma shares are included in the weighted-average share count for both periods at full weight.

The Company is in a pro forma net loss position for all periods presented. Accordingly, all potentially dilutive securities (including warrants, options, convertible instruments, and unvested equity awards) are antidilutive and excluded from the diluted share count. Diluted loss per share equals basic loss per share for both periods.